UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 27, 2011 (October 21, 2011)

GLEACHER & COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-14140

(Commission File Number)

22-2655804

(IRS Employer Identification No.)

1290 Avenue of the Americas

New York, New York

(Address of Principal Executive Offices)

10104

(Zip Code)

(212) 273-7100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.  Material Impairments.

On August 22, 2011, Gleacher & Company, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) disclosing the implementation of a new strategic plan.  As a result of the termination of certain investment banking employees and an associated realignment of the business in connection with the strategic plan, the Company concluded that a material charge for impairment of intangible assets, including goodwill, related to its investment banking business was required under generally accepted accounting principles.  At the time that the Original 8-K was filed, the Company was unable to quantify the charge expected to be incurred.  Subsequently, as of October 21, 2011, the Company determined that approximately $80.2 million in goodwill and intangible assets related to the investment banking division had been impaired for financial reporting purposes.  An impairment charge for that amount is reflected in the Company’s financial results for the three months ended September 30, 2011.  The Company does not expect any portion of this charge to result in future cash expenditures.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLEACHER & COMPANY, INC.

	By:	/s/ Thomas J. Hughes
	Name:	Thomas J. Hughes
	Title:	Chief Executive Officer

Dated: October 27, 2011

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